EXHIBIT 99.2
CHIEFTAIN SAND AND PROPPANT, LLC

CHIEFTAIN SAND AND PROPPANT, LLC
Condensed Consolidated Statement of Net Liabilities in Liquidation (Liquidation Basis)

Assets	March 31,	December 31,
Assets:	2017	2016
Cash	$2,508,588	$851,647
Accounts receivable	244	51,123
Prepaid expenses	118,558	126,769
Property, plant, and equipment, net	39,825,763	39,825,763
Reclamation deposits	557,700	557,700
Other long-term assets	388,010	429,597
Previously unrecognized assets expected to be sold	—	772,634
Total Assets	43,398,863	42,615,233

Liabilities
Accounts payable trade	4,146,258	3,888,182
Accrued liabilities	4,912,301	3,210,710
Long-term debt	60,175,680	60,175,680
Subordinated notes payable	607,000	607,000
Asset retirement obligation	3,483,555	3,396,474
Accrued interest	6,038,921	5,823,367
Accrual for estimated disposal costs in liquidation	3,499,057	4,673,036
Total liabilities	82,862,772	81,774,449
Net liabilities in liquidation	$(39,463,909)	$(39,159,216)

See accompanying notes to condensed consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Condensed Consolidated Statement of Changes in Net Liabilities in Liquidation (Liquidation Basis)
January 1, 2017 through March 31, 2017

Assets
Assets:
Net liabilities in liquidation as of December 31, 2016	$(39,159,216)
(Increase) decrease to net liabilities:
Changes in estimated realizable value of assets and liabilities	(304,693)
Net liabilities in liquidation as of March 31, 2017	(39,463,909)

See accompanying notes to condensed consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Condensed Consolidated Statements of Operations (Going Concern Basis)
For the period from January 1, 2016 through March 31, 2016

Three Months Ended
March 31, 2016

Sales	$3,689,922

Operating expenses:
Production and operating costs	1,236,751
Depreciation, depletion, and amortization	1,022,418
Selling, general, and administrative expenses	5,825,564
Accretion of asset retirement obligations	94,719
Total operating expenses	8,179,452
(Loss) Income from operations	(4,489,530)

Other (expense) income:
Interest expense	(3,956,511)
Interest income	826
Other	1,600
Total other expense	(3,954,085)
Net loss	$(8,443,615)

See accompanying notes to condensed consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Statements of Cash Flows (Going Concern Basis)
For the period from January 1, 2016 through March 31, 2016

Three Months Ended
March 31, 2016
Cash flows from operating activities
Net loss	$(8,443,615)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation, depletion, and amortization	1,022,418
Principal in-kind interest	1,058,703
Accretion of asset retirement obligations	94,719
Changes in assets and liabilities:
Accounts receivable	2,734,973
Inventory	133,836
Prepaid expenses and other assets	186,759
Accounts payable – trade	467,371
Accrued liabilities	2,395,830
Net cash used in operating activities	(349,006)

Cash flows from investing activities:
Land deposits	253,499
Net cash provided by investing activities	253,499

Cash flows from financing activities:
Repayment of debt	—
Net cash used in financing activities	—
Net decrease in cash and cash equivalents	(95,507)
Cash and cash equivalents at beginning of period	3,539,303
Cash and cash equivalents at end of period	$3,443,796

See accompanying notes to condensed consolidated financial statements.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business

Chieftain Sand and Proppant, LLC was originally formed on April 13, 2009 as a Colorado LLC to conduct industrial minerals and sand and gravel mining and related operations in Garland City, Arkansas, with operations commencing in June 2009. Chieftain Sand and Proppant Barron, LLC was formed as a Wisconsin LLC in December 2011, with mining operations commencing in June 2012. On July 23, 2012, the Company was recapitalized and the equity interests of the two previously existing LLCs were contributed to the new hold company of Chieftain Sand and Proppant, LLC, a Delaware LLC. As part of the recapitalization, Chieftain Sand and Proppant, LLC (Colorado LLC) changed its name to Chieftain Sand and Proppant Arkansas, LLC and became a wholly owned subsidiary of the newly formed company. In 2015, Chieftain Sand and Proppant Arkansas, LLC was sold.

On December 12, 2016, the Special Committee of the Board of Managers of Chieftain Sand and Proppant, LLC adopted a resolution to file voluntary petitions under the provisions of Chapter 11 of Title 11 of the United States Code.

The Company filed for Chapter 11 protection on January 9, 2017 in the Bankruptcy Court for the District of Delaware. The Company rejected many contracts including mining equipment leases, rail car leases, and others. A credit committee was not formed by the Company’s creditors.

On March 22, 2017, a public auction was held in Newark, New Jersey for the sale of the Company’s assets. Mammoth Energy Services, Inc. (Mammoth) was the successful bidder with the best and highest bid of $35.25 million. Mammoth also assumed the funding of the Company’s wind down costs of $1.14 million and the undisputed cure costs of the Mammoth accepted contracts.

The Company entered into an Asset Purchase Agreement (APA) with Mammoth on March 27, 2017. Concurrently, the APA and sale of assets were confirmed by the Bankruptcy Court with a signed Sale Order.

(b)	Basis of Presentation

The accompanying consolidated financial statements include the accounts of Chieftain Sand and Proppant, LLC, and its subsidiaries. Collectively, they are referred to as the “Company.” All intercompany accounts and transactions have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The going concern basis consolidated financial statements include amounts that are based on management’s best estimates and judgments. The most significant estimates relate to the conversion to liquidation basis of accounting, inventory valuation, reserves that impact the depletion of mine properties, asset retirement obligations (AROs), and the valuation of assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

As a result of the Special Committee of the Board of Managers approval of the winding up of the Company, the liquidation basis of accounting was adopted effective December 13, 2016. This basis of accounting is considered appropriate when, among other things, liquidation of a company is imminent. Under this basis of accounting, assets are valued at their net realizable values and liabilities are stated at their estimated settlement amounts. Further, all expected costs of liquidation are accrued as of December 31, 2016. Financial information presented as of December 31, 2016, includes a consolidated statement of net liabilities and a consolidated statement of changes to net liabilities in liquidation, as required under the liquidation basis of accounting. Financial information included for the three months ended March 31, 2016, are presented under the going concern basis of accounting, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

The conversion to the liquidation basis of accounting requires management to make significant estimates and judgments in order to record assets at estimated net realizable value and liabilities at estimated settlement amounts.

(c)	Cash

The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

(d)	Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable. The Company’s allowance for bad debts as of March 31, 2017 and December 31, 2016 was $0 and $0, respectively.

(e)	Inventory

Inventory consists of work‑in‑process and finished product, and is stated at the lower of cost, determined using the weighted average method or market. Inventory costs include labor, supplies, equipment costs, and overhead.
The Company periodically reviews the value of items in inventory and provides write‑downs or write‑offs of inventory based on its assessment of market conditions. Write‑downs and write‑offs are charged to impairment of long‑lived assets and inventory. The Company experienced total write‑downs at December 31, 2016 and reflected no inventory balances as of March 31, 2017.

(f)	Prepaid Expenses

Prepaid expenses consist primarily of insurance and other expenses paid in advance.

(g)	Mine Properties

Mineral interests are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period. Expenditures that extend the useful lives or increase the productivity of the assets are capitalized. The cost of maintenance and repairs that do not extend the useful lives or increase the productivity of the assets are expensed as incurred. Mineral properties are depleted using the units‑of‑production method over the estimated recoverable reserves.

(h)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. For the three months ended March 31, 2016, depreciation is provided utilizing the straight‑line method over the estimated useful lives for owned assets, ranging from 5 to 20 years, and the related lease terms for leasehold improvements. In accordance with liquidation basis of accounting, depreciation did not occur from the period of December 12, 2016 to March 31, 2017.

(i)	Reclamation Deposits

Reclamation deposits represent deposits held by regulatory agencies that will be released when the Company has completed required reclamation activities.

(j)	Long‑Lived Assets

The Company reviews its long‑lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

impairment charge is recognized in the amount by which the carrying amounts of the assets in the asset group exceed the fair value for each individual asset. Assets to be disposed of are separately presented in the accompanying consolidated balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the accompanying consolidated balance sheets. There were no impairments for the three months ended March 31, 2016.

(k)	Asset Retirement Obligations

Federal, state, and local laws require that mines be reclaimed to their previous condition in accordance with specific standards and approved reclamation plans, as outlined in mining permits. At the time they are incurred, legal obligations associated with the retirement of long‑lived assets are reflected at their estimated fair values, with an increase to asset retirement cost included in mineral properties. AROs are typically incurred with the commencement of the development of mining properties, and include costs regarding disturbed land, revegetation, and removal of plant and equipment.

AROs are reflected at the present value of their future cash flows. The Company uses a range of 10-16% for the discount rates. The Company reflects accretion of the AROs for the period from the date they are incurred through the date they are extinguished. The asset retirement costs are amortized over the life of the mine.

The Company assesses its AROs at least annually and reflects revisions for permit changes, changes in its estimated reclamation costs, and changes in the estimated timing of such costs. The following table summarizes the changes in AROs:

	Liquidation Basis
	March 31,	December 31,
	2017	2016
Beginning balance	$3,396,474	$3,380,473
Accretion	87,081	16,001
Ending balance	$3,483,555	$3,396,474

(l)	Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists,

•	Transfer of title has occurred,

•	The fee for the arrangement is fixed or determinable, and

•	Collectibility is reasonably assured.

Risk of loss on sand sales passes at the shipping point once the rail cars leave the Company’s yard for sales designated as FOB plant. Risk of loss on sand sales that are designated as FOB destination passes when the sand is unloaded from rail cars at the ultimate sales destination. The Company defers revenue on any shipments sent FOB destination that are in‑transit on the reporting date.

The Company leases rail cars that are used to ship product to terminals or customer sites. Rail car rental income is attributable to customers’ use of the Company’s leased rail car fleet and is recognized as the rail cars are utilized to deliver product. The Company charges customers for the cost of freight to customer directed locations when product is shipped.

(m)	Income Taxes

As a limited liability company with greater than one member, the Company is taxed as a partnership for federal income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

of the Company’s members, and no provision for federal income taxes has been recorded in the accompanying consolidated financial statements.

The Company follows the guidance of Accounting Standards Codification (ASC) Topic 740, Accounting for Uncertainty in Income Taxes. ASC Topic 740 prescribes a more‑likely than‑not measurement methodology to reflect the consolidated financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company. Accordingly, there would be no effect on the Company’s consolidated financial statements.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of March 31, 2017 and December 31, 2016.

(n)	Fair Value Measurements

The Company initially recognized ARO additions at fair value in the consolidated financial statements on a nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:    Quoted prices in active markets for identical assets or liabilities;

Level 2:    Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:    Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The ARO addition estimates are initially recorded at fair value are classified as Level 3 measurements.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

(2)	Liquidation Basis of Accounting

Upon transition to the liquidation basis of accounting on December 13, 2016, the Company recorded the following adjustments to record assets at their estimated realizable values:

Liquidation Basis
December 13,
Initial adjustment of assets to estimated realizable value:	2016
Write up of assets	$14,620,213
Write down of assets	(1,063,966)
$13,556,247

The Company’s write up of assets included the step up in value of property, plant, and equipment, and the previously unrecognized assets expected to be sold. The write down of assets related to prepaid expenses and other assets that have no future realizable value.

Subsequent to the transition to the liquidation basis of accounting, the Company accrued the following costs expected to be incurred in the dissolution and as of March 31, 2017:

	Liquidation Basis
	March 31,	December 31,
Accrued costs of liquidation:	2017	2016
Professional fees	$1,007,075	$1,263,910
Closing costs	1,638,721	1,638,721
Other expenses associated with wind down activities	853,261	1,770,405
	$3,499,057	$4,673,036

Net liabilities in liquidation as of March 31, 2017 and December 31, 2016, were $39,463,909 and $39,159,216, respectively.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

(3)	Balance Sheet Disclosures

Accrued expenses consist of the following:

	Liquidation Basis
	March 31,	December 31,
	2017	2016
Accrued compensation	$123,363	$143,767
Accrued property and use taxes	694,167	694,167
Accrued Texas franchise taxes	160,069	160,069
Other accrued expenses	3,934,702	2,212,707
	$4,912,301	$3,210,710

(4)	Long‑Term and Subordinated Debt

(a)	Recapitalization

On July 25, 2012, the Company closed on a credit agreement, which has been subsequently amended, with a private equity and debt investment firm and its affiliates for $65,000,000 in term loans that were issued together with Class C interests representing a 25% interest in the Company. In addition to the original note, loans of $15,000,000 and $3,000,000 were issued in 2013 and 2015, respectively. All loans call for interest at the rate of 16% per annum, payable quarterly. The Company may elect to have up to one‑quarter of the annual interest paid in‑kind, by deferring payment and adding the portion to the principal balance of the term loan. The Company elected to pay principal in‑kind with interest of $1,058,703, for the three months ended March 31, 2016. Principal on the loans is due at maturity on July 25, 2017. The notes have a mandatory prepayment of principal clause requiring the Company to make quarterly principal payments in the amount of 75% of excess cash flow as defined in the credit agreement. The notes are collateralized by substantially all assets of the Company and are subject to certain restrictive covenants. The Company valued the Class C interests issued with the original loan in 2012 at $4,000,000 and allocated the consideration received between the notes and the equity interests in proportion to their relative fair values. The net balance of the credit agreement is as follows:

	Liquidation Basis
	March 31,	December 31,
	2017	2016
Loan agreements face amounts	$83,000,000	$83,000,000
Accumulated principal in-kind interest	14,043,595	14,043,595
Accumulated principal in-kind waiver fees	2,161,935	2,161,935
Principal payments	(39,029,850)	(39,029,850)
Net credit agreement balance	$60,175,680	$60,175,680

For March 31, 2017 and December 31, 2016, the long‑term debt was classified as current.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

(b)	Subordinated Debt

Subordinated debt consists of the following:

	Liquidation Basis
	March 31,	December 31,
	2017	2016
Subordinated note payable to a group of
individuals with interest at 12%. The
entire principal balance and interest is
due and payable on June 30, 2025.	$607,000	$607,000
Net credit agreement balance	$607,000	$607,000

Contractual maturities of long‑term obligations are as follows:

Year ended December 31,
Remainder of 2017	$60,175,680
2018	—
2019	—
2020	—
2021	—
Thereafter	607,000
$60,782,680

(5)	Commitments

(a)	Operating Leases

The Company leases facilities, equipment, and vehicles under operating leases. Rent expense for the three months ended March 31, 2016 was $1,222,645. There was no rent expense incurred for the three months ended March 31, 2017.

As of March 31, 2017, future minimum lease payments under these leases are approximately as follows:

Year ended December 31,
Remainder of 2017	$1,054,164
2018	2,691,000
2019	2,588,250
2020	1,738,725
2021	973,600
Thereafter	93,500
$9,139,239

(b)	Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND DECEMBER 31, 2016 (LIQUIDATION BASIS)

(6)	Employee Benefit Plan

The Company has a 401(k) Plan (the Plan) to provide retirement and incidental benefits for its employees. Employees may contribute up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the Internal Revenue Service. The Company matches 50% employee contributions up to 10% of employee contributions. All matching contributions vest 20% per year. The Company established the Plan in 2012, and employees were eligible to enroll starting on January 1, 2013. For the three months ended March 31, 2016, the Company contributed $34,628 to this plan.

(7)	Subsequent Events

(a)	Assets Sale

In accordance with the APA, on May 26, 2017, the Company received cash and transferred the assets to Mammoth and Mammoth assumed the Company’s reclamation liability which replaced the Company’s reclamation financial assurance held by Barron County.